Exhibit 10.34

HOMESTREET, INC. 2011 DIRECTOR EQUITY COMPENSATION PLAN

(Effective as of [—], 2011)

1. Purpose

The purpose of the Plan is to give the Company a competitive position in attracting, retaining and motivating outside directors and to provide a means whereby outside directors of the Company and its Affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between shareholders and these persons while preserving the capital of the Company.

So that the appropriate incentive can be provided, the Plan provides for granting unrestricted Stock Payment Awards in lieu of a portion of directors’ fees.

2. Definitions

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.

(b) “Applicable Exchange” means the securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means a stock grant issued under Section 7 of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference in the Plan to any specific section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations and guidance under such section.

(f) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(g) “Common Stock” means the common stock of the Company, and any stock into which such common stock may be converted or into which it may be exchanged.

(h) “Company” means HomeStreet, Inc., or its successor.

(i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(j) “Effective Date” means [—], 2011.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of a given date, the closing price of the Common Stock on the Applicable Exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which the Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its Fair Market Value is made, the Committee shall determine its Fair Market Value in good faith in such manner as it deems appropriate (such determination to be made in a manner that satisfies Section 409A of the Code (to the extent applicable).

(m) “Participant” means any director of the Company or any of its Subsidiaries or Affiliates who is not also an employee of the Company or its Subsidiaries or Affiliates.

(n) “Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

(o) “Plan” means this HomeStreet, Inc. 2011 Director Equity Compensation Plan, as amended from time to time.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

3. Effective Date, Duration and Shareholder Approval

The Plan was effective upon its adoption by the Board on the Effective Date. No Awards will be granted under the Plan unless and until the Plan has been approved by the shareholders of the Company, prior to the first anniversary date of the Effective Date, by the affirmative vote of the holders of a majority of the combined voting power of the outstanding voting securities of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s shareholders or by written consent in accordance with the laws of the State of Washington.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date (the “Expiration Date”); provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Awards outstanding as of the Expiration Date shall not be affected or impaired by termination of the Plan

4. Administration

(a) The Plan shall be administered by the Committee or such other committee of the Board as the Board may from time to time designate. The Committee may only act by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of shares of Common Stock subject to Awards (if any) such officer or officers may award pursuant to such delegated authority. The Board hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Committee in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Subject to the terms and conditions of the Plan and applicable law, the Committee shall have, in addition to other express powers and authorizations conferred on the Committee by the Plan, the power to: (i) determine the number of shares of Common Stock to be covered by Awards based on the formula set forth in Section 7 below; (ii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (iii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and (v) make any other determination and take any other action specified under the Plan or that the Committee deems necessary or desirable for the administration of the Plan.

(c) All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

5. Shares Subject to the Plan

(a) Subject to Section 9, the maximum number of shares of Common Stock that may be issued under the Plan is 105,000 shares of the Company’s outstanding shares of Common Stock.

(b) If the tax withholding obligations relating to any Award are satisfied by the Participant delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered because such shares are withheld to satisfy the tax withholding obligations relating to such Award, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(c) Common Stock delivered by the Company in settlement of Awards may be authorized and unissued Common Stock, Common Stock purchased on the open market or by private purchase or a combination of the foregoing.

6. Eligibility

All non-employee directors of the Company will automatically be deemed to be Participants in the Plan.

7. Stock Payment Awards

The Committee shall issue unrestricted Common Stock under the Plan to the Participants in an amount equal to one-half of the annual retainer portion of directors’ fees to be paid to such Participants determined based on the Fair Market Value of the Common Stock and rounded down to the nearest whole share, with a cash payment of any remainder to be paid to such Participants at the time such Stock Payment Award is made. Directors’ fees shall be set by the Committee from time to time.

8. General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions, restrictions, conditions or limitations (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to comply with federal and state securities laws and federal and state tax withholding requirements. Without limiting the foregoing, additional restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued under an Award, including without limitation (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued to that person.

(c) Conditions for Issuance. The obligation of the Company to issue Awards in Common Stock shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Common Stock on the Applicable Exchange; (ii) any registration or other qualification of such Common Stock of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock awarded under the Plan. If the shares of Common Stock awarded under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Common Stock deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Common Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) delivery of shares of Common Stock owned by the Participant with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) Claim to Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or an Affiliate.

(f) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(g) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Washington without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Washington.

(h) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(i) Nontransferability. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, Subsidiary or Affiliate. This provision shall not, however, be construed to be a separate limitation on transfer of the shares of Common Stock issued pursuant to an Award once such shares have been issued to the Participant.

(j) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. All Awards shall be granted as current compensation for services as a director.

(k) Subsidiary Employee. In the case of a grant of an Award to any director of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the director of such subsidiary in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(l) Foreign Persons and Foreign Law Considerations. Awards granted to Participants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, may be on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory.

(m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(n) Severability. If any provision of the Plan or any document evidencing an Award granted pursuant to the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

9. Changes in Capital Structure

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems equitable to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the maximum limitation set forth in Section 5, and (C) the number and kind of shares of Common Stock subject to outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Stock Change”), the Committee or the Board shall make such substitutions or adjustments as it deems equitable to the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan and the maximum limitation set forth in Section 5.

10. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

11. Amendments and Termination of the Plan

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Applicable Exchange rules or accounting rules.